Exhibit 32.1

TELETOUCH COMMUNICATIONS, INC.

OFFICER’S CERTIFICATION
PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. 1350)

In connection with the Quarterly Report on Form 10-Q of TELETOUCH COMMUNICATIONS, INC. (the “Company”) for the quarter ended August 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Robert M. McMurrey, Chief Executive Officer, hereby certifies, pursuant to 18 U.S.C. 1350, that, to the best of his knowledge:

1.	The Report is in full compliances with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

/s/ Robert M. McMurrey
Robert M. McMurrey
Chief Executive Officer
October 17, 2011